SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

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AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

EQ ADVISORS TRUST

INFORMATION STATEMENT DATED APRIL 27, 2007

TO THE PROSPECTUS DATED MAY 1, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The purpose of this Information Statement is to provide you with information about changes to and additions of sub-advisers to EQ/Capital Guardian International Portfolio, EQ/FI Mid Cap Value Portfolio, EQ/MFS Emerging Growth Companies Portfolio and EQ/MFS Investors Trust Portfolio (each, a “Portfolio” and collectively, the “Portfolios”), each a series of EQ Advisors Trust (the “Trust”). The changes discussed in this Information Statement will take place on or about May 25, 2007. You may obtain an additional copy of the Prospectus or Statement of Additional Information, or the Trust’s most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104.

AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust’s shares. AXA Equitable and the Distributors are located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees to select and replace investment sub-advisers for the Trust and to amend the advisory agreements between AXA Equitable and sub-advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust’s Board of Trustees, to appoint and replace sub-advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on November 29-30, 2006, the Board of Trustees, including the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940 (“1940 Act”) (“Independent Trustees”), unanimously approved the Manager’s proposals to restructure the Portfolios to a multiple-adviser structure. Each Portfolio will seek to achieve its investment objective by investing in a variety of equity securities and exchange-traded funds (“ETFs” or “ETF Allocated Portion”). The equity securities portions of each Portfolio’s assets will be managed in both a concentrated actively managed style (“Active Allocated Portion”) and in a passively managed style that seeks to replicate an appropriate broad-based index (“Index Allocated Portion”). In connection with these changes, the management fee paid by each Portfolio to the Manager will be reduced.

The Board of Trustees also approved name changes for each Portfolio as indicated below:

Existing Name	New Name
EQ/Capital Guardian International Portfolio	MarketPLUSsm International Core Portfolio (“International Core Portfolio”)

EQ/FI Mid Cap Value Portfolio	MarketPLUSsm Mid Cap Value Portfolio (“Mid Cap Value Portfolio”)

EQ/MFS Emerging Growth Companies Portfolio	MarketPLUSsm Large Cap Growth Portfolio (“Large Cap Growth Portfolio”)

EQ/MFS Investors Trust Portfolio	MarketPLUSsm Large Cap Core Portfolio (“Large Cap Core Portfolio”)

(each a “MarketPLUSsm Portfolio”).

Under normal circumstances, it is anticipated that the Active Allocated Portion will consist of approximately 30% of each Portfolio’s assets, the Index Allocated Portion would consist of approximately 60% of each Portfolio’s assets, and the ETF Allocated Portion would consist of approximately 10% of each Portfolio’s assets. Actual allocations can deviate from the approximate percentages by up to 15% for each allocated portion.

In addition, at a special meeting of the Board of Trustees held on January 9, 2007, the Board of Trustees, and separately, the Independent Trustees, unanimously approved the Manager’s proposals for: (i) the following investment adviser replacements:

Portfolio Name	Current Adviser	New Advisers
EQ/Capital Guardian International Portfolio	Capital Guardian Trust Company (“Capital Guardian”)	Wentworth, Hauser and Violich, Inc. (“Wentworth”) and Mellon Equity Associates (“Mellon”)

EQ/FI Mid Cap Value Portfolio	Fidelity Management & Research Co. (“Fidelity”)	Wellington Management Company, LLP (“Wellington”) and Mellon

EQ/MFS Investors Trust Portfolio	MFS Investment Management (“MFS”)	Institutional Capital LLC (“ICAP”) and Mellon

EQ/MFS Emerging Growth Companies Portfolio	MFS	Marsico Capital Management LLC (“Marsico”) and Mellon

	(each, a “Current Adviser”)	(each, a “New Adviser”)

and (ii) an Investment Advisory Agreement, dated May 25, 2007, between AXA Equitable and each of the following advisers with respect to an allocated portion of the MarketPLUSsm Portfolio(s) indicated:

Wentworth	Active Allocated Portion of the International Core Portfolio

Wellington	Active Allocated Portion of the Mid Cap Value Portfolio

ICAP	Active Allocated Portion of the Large Cap Core Portfolio

Marsico	Active Allocated Portion of the Large Cap Growth Portfolio

Mellon	Index Allocated Portion of each Portfolio

AXA Equitable will advise the ETF Allocated Portion of each Portfolio directly.

Factors Considered by the Board

The Board approved an Investment Advisory Agreement between AXA Equitable and each New Adviser, dated May 25, 2007 (each, an “Investment Advisory Agreement”).

In approving the Investment Advisory Agreement with each New Adviser, the Board of Trustees considered the overall fairness of the Agreement and whether the Agreement was in the best interest of the applicable Portfolio. In this connection, the Board considered factors it deemed relevant with respect to each Portfolio, including: (1) the nature, extent and quality of the services to be provided to the Portfolio by the New Adviser and its affiliates, including the credentials and investment experience of its officers and employees; (2) the New Adviser’s investment process, personnel and operations for its allocated portion; (3) the performance of similar mutual funds and/or a composite of similar accounts managed by the New Adviser as compared to a relevant benchmark and/or peer group; (4) the level of the New Adviser’s proposed fee; (5) the anticipated effect of growth and size on the Portfolio’s performance and expenses where applicable; (6) the “fall out” benefits to be realized by the New Adviser and its affiliates (i.e., any direct or indirect benefits to be derived by the New Adviser and its affiliates from its relationship with the Trust); and (7) possible conflicts of interest.

In connection with its deliberations, the Board, among other things, received information, in advance of the meeting at which the approval was made, from each New Adviser and the Manager regarding the factors set forth above and met with the Manager to discuss the proposed Agreements. The Independent Trustees were assisted by independent counsel during their deliberations and received materials discussing the legal standards applicable to their consideration of the Agreements.

The Board, in examining the nature and quality of the services to be provided by each New Adviser, considered the New Adviser’s experience in serving as an investment adviser for accounts similar to the allocated portion of the Portfolio it would advise. The Board noted the responsibilities that the New Adviser would have to its Portfolio. In particular, the Board considered that the New Adviser would be responsible for making investment decisions on behalf of the Portfolio it advises, placing orders for the purchase and sale of investments for that Portfolio with brokers or dealers and performing related administrative functions. In addition, the Board reviewed information regarding the New Adviser’s investment process and the background of each portfolio manager of the New Adviser who would provide services to the Portfolio.

The Board also received performance information regarding the performance of the New Adviser’s comparable strategy and was satisfied with such performance.

In evaluating each New Adviser’s compensation, the Board reviewed the proposed fees under the relevant Agreements. The Board noted that each New Adviser’s advisory fee was reasonable in light of the extent and quality of the services expected to be provided and that the Investment Advisory Agreement between the Manager and each New Adviser with respect to its Portfolio or allocated portion thereof was in the best interests of the Portfolio and its shareholders. The Board determined that the Manager’s management fee, which will be reduced as a result of the restructuring of the Portfolios, and each Portfolio’s overall expense ratios, which also will decline as a result of the lower management fee payable to the Manager, generally were more significant to the Board’s evaluation of the fees and expenses paid by the Portfolios than the New Advisers’ costs and profitability.

As part of its evaluation of each New Adviser’s compensation, the Board also considered other benefits that may be realized by each New Adviser and its affiliates from the New Adviser’s relationship with the Trust. In this connection, the Board noted, among other things, that each New Adviser, through its relationship as an Adviser to a Portfolio, may engage in soft dollar transactions. In this regard, the Board considered each New Adviser’s procedures for executing portfolio transactions for the Portfolio and each New Adviser’s policies and procedures for the selection of brokers and dealers and for obtaining research from those brokers and dealers. In addition, the Board recognized that each New Adviser may be affiliated with registered broker-dealers, which may, from time to time, receive brokerage commissions from its Portfolio in connection with the purchase and sale of portfolio securities; provided, however, that those transactions, among other things, must be consistent with seeking best execution. Finally, the Board recognized that affiliates of each New Adviser may sell and earn sales commissions from sales of shares of the Portfolios.

The Board also considered conflicts of interest that may arise between the Trust and each New Adviser in connection with the services it provides to the Trust and the various relationships that it and its affiliates may have with the Trust. For example, actual or potential conflicts of interest may arise as a result of a New Adviser having responsibility for multiple accounts (including the Portfolio it advises), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across accounts and incentive to allocate opportunities to an account where the New Adviser has a greater financial incentive, such as a performance fee account. In this connection, the Board also took into consideration the manner in which such conflicts are addressed by each New Adviser.

Based on these considerations, the Board of Trustees was satisfied, with respect to each New Adviser and the Portfolio it will advise, that: (1) the Portfolio is reasonably likely to benefit from the nature, quality and extent of the New Adviser’s services; (2) the New Adviser’s compensation, including any direct or indirect benefits to be derived by it or its affiliates, is fair and reasonable; and (3) the performance of the New Adviser’s similar accounts generally was reasonable in relation to the performance of their benchmark and/or peer group. Based on the foregoing, the Board, including the Independent Trustees, unanimously approved each Agreement with respect to the Portfolios.

Information Regarding the New Investment Advisory Agreements

The New Investment Advisory Agreements serve to appoint each New Adviser as an investment adviser to the corresponding MarketPLUSsm Portfolio described above, subject to all of the terms and conditions of each respective Investment Advisory Agreement.

Each New Investment Advisory Agreement provides that it will remain in effect for its initial term of two years and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. Each New Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, on at least sixty days’ written notice to AXA Equitable and the New Adviser, or by AXA Equitable or the New Adviser on at least sixty days’ written notice to the Trust and the other party. Each New Investment Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is assigned or terminated for any other reason.

Each New Investment Advisory Agreement generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by the New Adviser with respect to the Portfolio, except that nothing in the Agreement limits the Adviser’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the portion of the portfolio advised by the respective New Adviser, if such statement or omission was made in reliance upon information furnished by a New Adviser to AXA Equitable or the Trust.

The Second Amended and Restated Investment Advisory Agreement, dated August 1, 2006, between AXA Equitable and Capital Guardian with respect to the EQ/Capital Guardian International Portfolio was last approved by the Trust’s Board of Trustees at its meeting on July 10-11, 2006. Under this agreement, Capital Guardian receives an advisory fee as follows: 0.65% of the Portfolio’s daily net assets up to and including $150 million; 0.55% of the Portfolio’s daily net assets over $150 million and up to and including $300 million; 0.45% of the Portfolio’s daily net assets over $300 million and up to and including $500 million; and 0.40% of the Portfolio’s daily net assets in excess of $500 million. During the fiscal year ended December 31, 2006, Capital Guardian received a total of $5,626,973 in fees for advisory services related to the Portfolio.

The Amended and Restated Investment Advisory Agreement, dated August 1, 2006, between AXA Equitable and Fidelity with respect to the EQ/FI Mid Cap Value Portfolio was last approved by the Trust’s Board of Trustees at its meeting on July 10-11, 2006. Under this agreement, Fidelity receives an advisory fee as follows: 0.55% of the Portfolio’s average daily net assets up to and including $250 million; 0.45% of the Portfolio’s average daily net assets in excess of $250 million up to and including $600 million; 0.40% of the Portfolio’s average daily net assets in excess of $600 million up to and including $850 million; and 0.38% of the Portfolio’s average daily net assets in excess of $850 million. During the fiscal year ended December 31, 2006, Fidelity received a total of $7,691,362 in fees for advisory services related to the Portfolio.

The Second Amended and Restated Investment Advisory Agreement, dated August 1, 2006, between AXA Equitable and MFS with respect to the EQ/MFS Emerging Growth Companies Portfolio and EQ/MFS Investors Trust Portfolio was last approved by the Trust’s Board of Trustees at its meeting on July 10-11, 2006. Under this agreement, MFS receives an advisory fee with respect to the EQ/MFS Emerging Growth Companies Portfolio as follows: 0.35% of the Portfolio’s average daily net assets up to and including $500 million; 0.30% of the Portfolio’s average daily net assets on the next $1 billion of the Portfolio’s average daily net assets and 0.25% of the Portfolio’s average daily net assets over $1.5 billion. During the fiscal year ended December 31, 2006, MFS received a total of $2,790,641 in fees for advisory services related to this Portfolio. MFS receives an advisory fee with respect to the EQ/MFS Investors Trust Portfolio as follows: 0.35% of the Portfolio’s average daily net assets up to and including $500 million; 0.30% of the Portfolio’s average daily net assets on the next $1 billion of the Portfolio’s average daily net assets and 0.25% of the Portfolio’s average daily net assets over $1.5 billion. During the fiscal year ended December 31, 2006, MFS received a total of $1,158,625 in fees for advisory services related to this Portfolio.

Except for the date, the parties and the rate of compensation, the terms of the existing Investment Advisory Agreements with the Current Advisers with respect to advisory services for the Portfolios are substantially similar to the terms of the New Investment Advisory Agreements.

Information Regarding Wentworth, Hauser and Violich, Inc.

Wentworth has been providing investment advisory services since 1937 and is a wholly-owned subsidiary of Laird Norton Investment Management, Inc. As of December 31, 2006, Wentworth had approximately $9.0 billion in assets under management. Wentworth is located at 353 Sacramento Street, Suite 600, San Francisco, California 94111. Directors of Wentworth include: William K. Hauser, Director, Thomas C. Edwards, Chairman of Wentworth, Steven A. Rhone, Chief Executive Officer of Wentworth, Judith R. Stevens, President and Portfolio Manager of Wentworth, Gary R. Severson, Director, Jeffrey S. Vincent, Director, Clarence B. Colby, Director, and David R. Wood, Director.

It is anticipated that Richard K. Hirayama and Laura Albers Stankard will be responsible for the day-to-day portfolio management of the Wentworth Active Allocated Portion. Mr. Hirayama is a Senior Vice President and Managing Director of Wentworth and joined Wentworth in 1990. Ms. Stankard is a Vice President and International Security Analyst and joined Wentworth in 1998.

As Adviser to the Active Allocated Portion of the International Core Portfolio, Wentworth will provide the Active Allocated Portion of the International Core Portfolio with investment research, advice and supervision and manage its securities consistent with the Portfolio’s investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Portfolio’s prospectus.

The addition of Wentworth as an Adviser to the Portfolio will not result in any changes to the Portfolio’s investment objective. Wentworth will attempt to achieve the Portfolio’s investment objective, i.e., to achieve long-term growth of capital. Wentworth will employ a top-down sector oriented approach. Approximately 75% of Wentworth’s resources and time will be devoted to the top-down sector selection aspect of the approach, while 25% will be devoted to bottom-up security selection. Wentworth will look for those sectors of the global economy best positioned for growth and those securities poised to best capture that growth. Macroeconomic factors will be forecasted internally by sector and weightings will be based on upside potential and downside risk.

For its services to the International Core Portfolio, Wentworth will receive an advisory fee as follows: 0.65% of the Active Allocated Portion’s average daily net assets up to and including $100 million; 0.50% of the Active Allocated Portion’s average daily net assets in excess of $100 million up to and including $250 million; and 0.40% of the Active Allocated Portion’s average daily net assets in excess of $250 million. AXA Equitable (and not the International Core Portfolio) is responsible for the payment of advisory fees to Wentworth.

Information regarding other comparable funds for which Wentworth serves as an adviser is provided in Appendix A to this Supplement.

Information Regarding Wellington Management Company, LLP

Wellington is a limited liability partnership whose sole business is investment management. As of December 31, 2006, Wellington had approximately $575 billion in assets under management. Wellington’s primary office is located at 75 State Street, Boston, Massachusetts 02109. Wellington’s principal executive officers include: Karl E. Bandtel, Partner and Executive Committee Member, Paul Braverman, Partner and Executive Committee Member, Cynthia M. Clarke, Partner and Chief Legal Officer, Laurie A. Gabriel, Managing Partner and Executive Committee Member, James P. Hoffmann, Partner and Executive Committee Member, Jean M. Hynes, Partner and Executive Committee Member, Selwyn J. Notelovitz, Chief Compliance Officer, Saul J. Pannell, Partner and Executive Committee Member, Thomas L. Pappas, Partner and Executive Committee Member, Phillip H. Perelmuter, Managing Partner and Executive Committee Member, John R. Ryan, Partner and Executive Committee Member, and Perry M. Traquina, President, Chief Executive Officer, Managing Partner and Executive Committee Member.

It is anticipated that James N. Mordy will be primarily responsible for the day-to-day portfolio management of the Wellington Active Allocated Portion. Mr. Mordy is a Senior Vice President of Wellington and joined Wellington in 1985 as an investment professional.

As Adviser to the Active Allocated Portion of the Mid Cap Value Portfolio, Wellington will provide the Active Allocated Portion of the Mid Cap Value Portfolio with investment research, advice and supervision and manage its securities consistent with the Portfolio’s investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Portfolio’s prospectus.

The addition of Wellington as an Adviser to the Portfolio will not result in any changes to the Portfolio’s investment objective. Wellington will attempt to achieve the Portfolio’s investment objective, i.e., to achieve long-term capital appreciation. Wellington will seek to add value through bottom-up fundamentally driven security selection. Wellington will employ a contrarian approach to stock selection, favoring securities that appear to be misunderstood or undervalued in the marketplace. Wellington will focus on those stocks with a market capitalization typically greater than $500 million but less than $10 billion and with a valuation in the bottom third of the P/E (price-to-earnings) distribution. Wellington will then narrow that investment universe to a closely followed list of approximately 250 stocks by identifying those stocks that have fundamental investment value. Wellington will further narrow that investment universe to stocks that have the most compelling blends of the following attributes: discounted valuation with significant appreciation potential, strong competitive position in an industry with favorable or improving fundamental dynamics, strong management team and strong balance sheet. Wellington will assess a stock’s value primarily on the basis of its earnings power, growth potential, balance sheet and competitive positioning.

For its services to the Mid Cap Value Portfolio, Wellington will receive an advisory fee as follows: 0.55% of the Active Allocated Portion’s average daily net assets up to and including $150 million; and 0.45% of the Active Allocated Portion’s average daily net assets in excess of $150 million. AXA Equitable (and not the Mid Cap Value Portfolio) is responsible for the payment of advisory fees to Wellington.

Information regarding other comparable funds for which Wellington serves as an adviser is provided in Appendix A to this Supplement.

Information Regarding Institutional Capital LLC

ICAP is a wholly-owned subsidiary of New York Life Investment Management Holdings, LLC, which, in turn, is a wholly-owned subsidiary of New York Life Insurance Company. ICAP is located at 225 West Wacker Drive, Suite 2400, Chicago, Illinois 60606. As of December 31, 2006, ICAP had approximately $18.2 billion in assets under management. Directors of ICAP include: Robert H. Lyon, Chief Executive Officer of ICAP, Pamela H. Conroy, Executive Vice President of ICAP, Gary H. Wendlandt, Senior Executive Vice President and CIO of New York Life, Brian A. Murdock, Chairman of New York Life Investment Management, and Michael E. Sproule, Executive Vice President and CFO of New York Life.

It is anticipated that Robert H. Lyon and Jerrold K. Senser will be primarily responsible for the day-to-day portfolio management of the ICAP Active Allocated Portion. Mr. Lyon has been President and Chief Investment Officer of ICAP since 1992. Mr. Senser is Executive Vice President and Co-Chief Investment Officer of ICAP. Mr. Senser joined ICAP in 1986 and has had portfolio management responsibilities since that time.

As the Adviser to the Active Allocated Portion of the Large Cap Core Portfolio, ICAP will provide the Active Allocated Portion of the Large Cap Core Portfolio with investment research, advice and supervision and will manage its securities consistent with the Portfolio’s investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Portfolio’s prospectus.

The addition of ICAP as an Adviser to the Portfolio will not result in any changes to the Portfolio’s investment objective. ICAP will attempt to achieve the Portfolio’s investment objective, i.e., to achieve long-term growth of capital with a secondary objective to seek reasonable current income. ICAP will use a concentrated strategy that typically holds 20-30 stocks, chosen based on fundamental, bottom-up research that includes quantitative screening to identify candidates based on valuation and earnings stability and qualitative analysis to identify investment catalysts through extensive research. Positions in each stock may be as high as 10% of the portfolio with emphasis on highest reward candidates.

For its services to the Large Cap Core Portfolio, ICAP will receive an advisory fee as follows: 0.50% of the Active Allocated Portion’s average daily net assets up to and including $50 million; 0.40% of the Active Allocated Portion’s average daily net assets in excess of $50 million up to and including $100 million; 0.35% of the Active Allocated Portion’s average daily net assets in excess of $100 million up to and including $250 million; 0.30% of the Active Allocated Portion’s average daily net assets in excess of $250 million. AXA Equitable (and not the Large Cap Core Portfolio) is responsible for the payment of advisory fees to ICAP.

Information regarding other comparable funds for which ICAP serves as an adviser is provided in Appendix A to this Supplement.

Information Regarding Marsico Capital Management, LLC

Marsico is an indirect wholly-owned subsidiary of Bank of America Corporation, a publicly-traded company. Marsico is located at 1200 17th Street, Suite 1600, Denver, Colorado 80202. As of December 31, 2006, Marsico had approximately $83.7 billion in assets under management. Thomas F. Marsico is the Founder, Chief Executive Officer and Chief Investment Officer of Marsico. Christopher J. Marsico is the President and a Director of Marsico.

It is anticipated that Thomas F. Marsico will be primarily responsible for the day-to-day portfolio management of the Marsico Active Allocated Portion. Mr. Marsico has been Chief Executive Officer and Chief Investment Officer of Marsico since its inception in 1997.

As Adviser to the Active Allocated Portion of the Large Cap Growth Portfolio, Marsico will provide the Active Allocated Portion of the Large Cap Growth Portfolio with investment research and manage its securities consistent with the Portfolio’s investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Portfolio’s prospectus.

The addition of Marsico as an Adviser to the Portfolio will not result in any changes to the Portfolio’s investment objective. Marsico will attempt to achieve the Portfolio’s investment objective, i.e., to achieve long-term capital growth. Marsico will apply its “focus” style in managing the portfolio, which is a concentrated style that generally invests in a core position of 20-30 companies selected for their long-term growth potential.

For its services to the Large Cap Growth Portfolio, Marsico will receive an advisory fee as follows: 0.450% of the Active Allocated Portion’s average daily net assets up to and including $400 million; 0.400% of the Active Allocated Portion’s average daily net assets in excess of $400 million up to and including $1 billion; 0.375% of the Active Allocated Portion’s average daily net assets in excess of $1 billion up to and including $1.5 billion; 0.350% of the Active Allocated Portion’s average daily net assets in excess of $1.5 billion. This fee schedule provides for the aggregation of all assets of the EQ/Marsico Focus Portfolio advised by Marsico and the Large Cap Growth Portfolio for purposes of determining the effective advisory fee rate. AXA Equitable (and not the Large Cap Growth Portfolio) is responsible for the payment of advisory fees to Marsico.

Information regarding other comparable funds for which Marsico serves as an adviser is provided in Appendix A to this Supplement.

Information Regarding Mellon Equity Associates, LLP

Mellon, located at 500 Grant Street, Suite 4200, Pittsburgh, PA 15258, is an indirect wholly-owned subsidiary of Mellon Financial Corporation, a publicly-traded company. Pursuant to a strategic combination scheduled to be completed in the third quarter of 2007, Mellon Financial Corporation will combine with the Bank of New York and form The Bank of New York Mellon Corporation. The transaction is subject to certain regulatory approvals and the approval of Bank of New York and Mellon Financial Corporation shareholders, as well as other customary conditions to closing. As of December 31, 2006, Mellon had approximately $22 billion in assets under management. Members of the Executive Committee of Mellon include: Ronald P. O’Hanley, Vice Chairman of Mellon Financial Corporation, Phillip N. Maisano, Vice Chairman and Chief Investment Officer of Dreyfus Corporation, John J. Nagorniak, President Emeritus of Franklin Portfolio Associates, William P. Rydell, President and Chief Executive Officer of Mellon Equity Associates, LLP, Patricia K. Nichols, Executive Vice President and Chief Operating Officer of Mellon Equity Associates, LLP and Scott E. Wennerholm, Chief Operating Officer of Mellon Asset Management. Mellon will manage the Index Allocated Portion of each MarketPLUSsm Portfolio.

It is anticipated that Thomas Durante will be primarily responsible for the day-to-day portfolio management of the Index Managed Portions. Mr. Durante, a Senior Portfolio Manager for Mellon, has had portfolio management responsibilities since joining Mellon in 2000.

As Adviser to the Index Allocated Portion of each MarketPLUSsm Portfolio, Mellon will provide the MarketPLUSsm Portfolios with investment research, advice and supervision and manage its securities consistent with each Portfolio’s investment objective and policies, including the purchase, retention and disposition of securities, as set forth in each Portfolio’s prospectus.

The addition of Mellon as an Adviser to the MarketPLUSsm Portfolios will not result in any changes to any of the investment objectives of the MarketPLUSsm Portfolios. Mellon will manage each MarketPLUSsm Portfolio by fully replicating the stocks held in the relevant index in direct proportion to their index weight. At times, Mellon may use a sampling approach in order to minimize costs. This approach strives to match a portfolio’s benchmark characteristics without having to purchase every single stock in the benchmark index.

For its services to the MarketPLUSsm Portfolios, Mellon will receive the following advisory fees:

Portfolio	Fees
International Core	0.05% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.02% of the Index Allocated Portion’s average daily net assets in excess of $150 million up to and including $1 billion; and 0.015% of the Index Allocated Portion’s average daily net assets in excess of $1 billion.

Mid Cap Value	0.05% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.02% of the Index Allocated Portion’s average daily net assets in excess of $150 million up to and including $1 billion; and 0.01% of the Index Allocated Portion’s average daily net assets in excess of $1 billion.

Large Cap Core	0.05% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.02% of the Index Allocated Portion’s average daily net assets in excess of $150 million up to and including $1 billion; and 0.01% of the Index Allocated Portion’s average daily net assets in excess of $1 billion.

Large Cap Growth	0.05% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.02% of the Index Allocated Portion’s average daily net assets in excess of $150 million up to and including $1 billion; and 0.015% of the Index Allocated Portion’s average daily net assets in excess of $1 billion.

Information regarding other comparable funds for which Mellon serves as an adviser is provided in Appendix A to this Supplement.

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board of Trustees, the MarketPLUSsm Portfolios may engage in brokerage transactions with brokers that are affiliates of the Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Manager or the Advisers. For the fiscal year ended December 31, 2006, the Large Cap Growth Portfolio paid $112 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an indirect broker subsidiary of AXA Equitable.

Control Persons and Principal Holders

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust’s shares as of March 31, 2007. AXA Equitable is organized as a New York stock life insurance company and is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company.

As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to the Portfolios. As of March 31, 2007, the Trustees and Officers of the Trust owned shares entitling them to vote in the aggregate less than one percent of the shares of each Portfolio.

The following table sets forth information regarding the shareholders who owned beneficially or of record 5% or more of any class of shares of the Portfolios as of March 31, 2007:

Shareholder	Portfolio	Number of Shares of Portfolio	Percentage of Portfolio
Jean Pierre Bechter c/o Luc Argand Assto Invest Ltd. 6 Rue Bellot CH 1206 Geneva, Switzerland	EQ/MFS Emerging Growth Companies	16,376.706	5.33%
Smithkline Beecham Executive Deferred Comp Trust c/o Karr Barth Administrators Inc. 40 Monument Road Bala Cynwyd, PA 19004	EQ/MFS Emerging Growth Companies	26,993.528	8.79%
Smithkline Beecham Executive Deferred Comp Trust c/o Karr Barth Administrators Inc. 40 Monument Road Bala Cynwyd, PA 19004	EQ/MFS Investors Trust	2,746.529	36.79%
Oswaldo Pereira 1306 Ridgecrest Drive SE Albuquerque, NM 87108	EQ/MFS Investors Trust	481.675	6.45%
Aventis Pasteur Trust c/o Karr Barth Administrators Inc. 40 Monument Road Bala Cynwyd, PA 19004	EQ/MFS Investors Trust	1,485.012	19.89%
Rainbow Records Mftg Corp. c/o Steven Sheldon 8960 Eton Avenue Canoga Park, CA 91304	EQ/MFS Investors Trust	2,390.603	32.02%
McHugh Family Irrevocable Trust Catherine McHugh Attn: John Laboe 6 Loudon Road Suite 307 Concord, NH 03301	EQ/Cap Guardian International	4,610.799	18.91%
Nabil A Matar 1860 NE 193rd Street North Miami, Fl 33179	EQ/Cap Guardian International	2,328.723	9.55%
Kevin Wichman North 2782 French Road Appleton, WI 54913	EQ/Cap Guardian International	1,220.458	5.00%
CF Pilot Revocable Trust PO Box 91206 Mobile, AL 36691	EQ/Cap Guardian International	1,251.655	5.13%

To order a free copy of the Trust’s 2006 Annual Report,

contact your financial professional, or the Trust at:

EQ Advisors Trust

1290 Avenue of the Americas

New York, New York 10104

Telephone: 1-877-222-2144.

Appendix A

Wentworth, Hauser and Violich, Inc.

Name of Fund	Net Assets (as of 12/31/06)	Advisory Fee Rate (% of net assets)
Sub Advised Fund A	$116 million	First $100 million 0.65% Next $150 million 0.50% Over $250 million 0.40%

Wellington Management Company, LLP

Name of Fund	Net Assets (as of 11/30/06)	Advisory Fee Rate (% of net assets)
AXA Enterprise Multimanager Mid Cap Value Fund AXA Premier VIP Mid Cap Value Portfolio	$333.4 million	0.55% of the average daily net assets up to and including $150 million; 0.45% of the portfolios’ average daily net assets in excess of $150 million
Wellington Mid Cap Value Subadvised Client “A”	$61.1 million	First $25 million 0.75% Next $25 million 0.65% Next $50 million 0.55% Over $100 million 0.45%
Wellington Mid Cap Value Subadvised Client “B”	$438.8 million	First $50 million 0.40% Next $100 million 0.30% Next $350 million 0.25% Over $500 million 0.20%
Wellington Mid Cap Value Subadvised Client “C”	$1097.1 million	First $50 million 0.40% Next $100 million 0.30% Next $350 million 0.25% Over $500 million 0.20%
Wellington Mid Cap Value Subadvised Client “D”	$271 million	First $100 million 0.500% Next $150 million 0.475% Next $250 million 0.450% Next $250 million 0.425% Over $750 million 0.400%

Institutional Capital LLC

Name of Fund	Net Assets (as of 12/31/06)	Advisory Fee Rate (% of net assets)
MainStay ICAP Select Equity Fund	Approx. $1.5 billion	0.40%
MainStay Map Fund	Approx. $777 million	0.45% on the first $250 million, 0.40% on the next $250 million, 0.35% over $500 million
MainStay Basic Value Fund	Approx. $183 million	0.45% on the first $250 million, 0.40% over $250 million
Large Cap Value Sub Advised Fund 1	Approx. $400 million	0.30%

Marsico Capital Management, LLC

Name of Fund	Net Assets (as of 12/31/06)	Advisory Fee Rate (% of net assets)
Marsico Focus Fund	$4,947.4 million	0.85%

Mellon Equity Associates, LLP

Name of Fund	Net Assets (as of 12/31/06)	Advisory Fee Rate (% of net assets)
Domestic Funds	N/A (standard fee schedule)	.05% on first $150 million per fund .02% on next $850 million per fund .01% thereafter per fund
International Funds	N/A (standard fee schedule)	.05% on first $150 million per fund .02% on next $850 million per fund 0.015% thereafter per fund